UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2005
CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation		Identification No.)
233 North Michigan, 22nd Floor, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 482-9006
N/A (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Click Commerce, Inc. announced today that on October 20, 2005, the United States Air Force (USAF) awarded to Oracle Corporation a firm-fixed price contract for commercial software, maintenance, professional services and education training for the USAF’s Expeditionary Combat Support System program. Click Commerce, Inc., through its Click Commerce SPO, Inc. subsidiary, is a part of the Oracle bid team for this contract. Over several years (beginning in 2006), Click Commerce expects to realize several million dollars of license revenues, and a similar amount of maintenance and professional services revenues, related to the USAF contract. Oracle and Click Commerce are currently completing the contract process and related contractual arrangements. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description

99.1	Press release issued by Click Commerce, Inc. on October 26, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
Date: October 26, 2005

/s/ John M. Tuhey
	Name:	John M. Tuhey
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Click Commerce, Inc. on October 26, 2005.